Exhibit 99.1

Bryn Mawr Bank Corporation

FOR RELEASE: IMMEDIATELY	Ted Peters, Chairman
FOR MORE INFORMATION CONTACT:	610-581-4800
Francis J. Leto, EVP
610-581-4730
J. Duncan Smith, CFO
610-526-2466

Bryn Mawr Bank Corporation to Acquire the Private Wealth Management Group of the

Hershey Trust Company Increasing Wealth Assets by More Than 30.0%

BRYN MAWR, Pa., February 21, 2011 - Bryn Mawr Bank Corporation (NASDAQ: BMTC), (the “Corporation”), parent of The Bryn Mawr Trust Company (the “Bank”), today announced that they have entered into a definitive agreement to acquire the Private Wealth Management Group of the Hershey Trust Company (the “PWMG Business”). The acquisition is expected to increase the assets under management of Bryn Mawr Trust’s Wealth Management Division by approximately $1.1 billion. Ted Peters, Chairman and CEO of Bryn Mawr Trust, commented “We are excited to welcome the PWMG clients of the Hershey Trust Company to Bryn Mawr Trust. I can assure them that they will receive the same high-quality advice and service that they presently receive.” Francis J. Leto, EVP and head of the Wealth Management Division at Bryn Mawr Trust added, “I am very impressed with the expertise and professionalism of the PWMG investment and fiduciary teams and look forward to having them join Bryn Mawr Trust. This acquisition is an important step in growing a business that has strategic importance to us.”

The PWMG Business will remain in its current location at One West Chocolate Avenue, Hershey, PA 17033 and clients will continue to be supported by the investment advisors and client service teams that they have worked with in the past.

Consideration for the transaction will involve a combination of cash and stock, for the PWMG Business. The acquisition is expected to close in the second quarter of 2011, subject to certain conditions and regulatory approvals. For a complete description of the transaction please review our filings with the Securities and Exchange Commission, which will be available on our website (www.bmtc.com) on Tuesday, February 22, 2011.

About the Corporation

The Corporation, including its wholly-owned subsidiary, The Bryn Mawr Trust Company (“Bryn Mawr Trust”), which was founded in 1889, has $1.7 billion in corporate assets and $3.4 billion in trust and investment assets under management, administration, supervision, and brokerage. Bryn Mawr Trust offers a full range of personal and business banking services, consumer and commercial loans, equipment leasing, mortgages, insurance, as well as wealth management services including investment management, trust and estate administration, retirement planning, custody services, and tax planning and preparation. Headquartered in Bryn Mawr, Pennsylvania, Bryn Mawr Trust has seventeen full-service branches serving residents and businesses in the suburbs of Philadelphia. It also maintains seven limited service offices in adult life care communities.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains statements which, to the extent that they are not recitations of historical fact may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Such forward-looking statements may include financial and other projections as well as statements regarding the Corporation’s or the PWMG Business’ future plans, objectives, performance, revenues, growth, profits, operating expenses or underlying assumptions. The words “may”, “would”, “should”, “could”, “will”, “likely”, “possibly”, “expect,” “anticipate,” “intend”, “estimate”, “target”, “potentially”, “probably”, “outlook”, “predict”, “contemplate”, “continue”, “plan”, “forecast”,

“project” and “believe” or other similar words and phrases may identify forward-looking statements. Persons reading this press release are cautioned that such statements are only predictions, and that the Corporation’s actual future results or performance may be materially different.

The Corporation’s business and operations, including its business and operations following the completion of the transactions described in this release, are and will be subject to a variety of risks, uncertainties and other factors. A number of factors, many of which are beyond our control, could cause actual results, events or developments, or industry results, to be materially different from any future results, events or developments expressed, implied or anticipated by such forward-looking statements, and so business and financial conditions and results of operations could be materially and adversely affected. Such factors include, among others, our need for capital, our ability to control operating costs and expenses, and to manage loan and lease delinquency rates; the credit risks of lending activities and overall quality of the composition of our loan, lease and securities portfolio; the impact of economic conditions, consumer and business spending habits, and real estate market conditions on our business and in our market area; changes in the levels of general interest rates, deposit interest rates, or net interest margin and funding sources; changes in banking regulations and policies and the possibility that any banking agency approvals we might require for certain activities will not be obtained in a timely manner or at all or will be conditioned in a manner that would impair our ability to implement our business plans; changes in accounting policies and practices; the inability of key third-party providers to perform their obligations to us; our ability to attract and retain key personnel; competition in our marketplace; war or terrorist activities; material differences in the actual financial results, cost savings and revenue enhancements associated with the acquisition described in this release; and other factors as described in our securities filings.

All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. The Corporation does not undertake to update forward-looking statements.

For a complete discussion of the assumptions, risks and uncertainties related to the Corporation’s business, you are encouraged to review the Corporation’s filings with the Securities and Exchange Commission (the “SEC”), including our most recent annual report on Form 10–K, as well as any changes in risk factors that may be identified in quarterly or other reports filed with the SEC.

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